EXHIBIT 10.2

CERTAIN PORTIONS OF THIS EXHIBIT (INDICATED BY [***]) HAVE BEEN EXCLUDED PURSUANT TO ITEM 601(B)(10) OF REGULATION S-K BECAUSE THEY ARE BOTH NOT MATERIAL AND ARE THE TYPE THAT THE COMPANY TREATS AS PRIVATE AND CONFIDENTIAL.

Execution Version

TRANSITION SERVICES AGREEMENT

This TRANSITION SERVICES AGREEMENT (this “Agreement”) is made and entered into as of March 12, 2026, (the “Effective Date”) by and among Senseonics, Incorporated (“Buyer”), Ascensia Diabetes Care Holdings AG and the European Ascensia Affiliates (collectively, “Ascensia”) (each a, “Party” and together, the “Parties”). Capitalized terms used but not defined in this Agreement shall have the meaning given to them in the Purchase Agreement (as defined below).

RECITALS

A.Buyer and Ascensia have entered into that certain Master Asset Purchase Agreement, dated as of December 31, 2025 (as amended and supplemented, the “Purchase Agreement”) to consummate the sale of the Specified Initial Assets and U.S. CGM Activities to Buyer and are concurrently herewith negotiating and finalizing the respective Local Purchase Agreements to consummate the sale of the Specified European Assets and European CGM Activities in the European Selected Territories to the applicable Purchaser Affiliate.

B.Concurrently with initiation of the Transition Services under this Agreement, the Parties to the Purchase Agreement are consummating an agreement for the sale of the Specified European Assets and European CGM Activities in the European Selected Territories to the applicable Purchaser Affiliate as contemplated by the applicable Local Purchase Agreement.

C.In connection with the transactions contemplated by the Purchase Agreement and Ascensia’s obligations under the Purchase Agreement, Ascensia desires to provide Buyer with, and Buyer desires to receive, certain services in the Selected Territories in Europe to provide for the continuity of the business in the Selected Territories through the sales process as contemplated by the Purchase Agreement, including the continuation of commercial operations in a manner consistent with Performance Standards, including with respect to performance under Tender Contracts, IT and systems migration, Business employee support, finance and operations support, regulatory compliance, and other agreed services, in each case, throughout the respective periods set forth below, subject to the terms and conditions set forth in this Agreement and the applicable Schedules attached hereto.

D.In connection with the transactions contemplated by the Purchase Agreement, Ascensia desires to provide Buyer with, and Buyer desires to receive, certain transition services after the Closings in the Selected Territories in Europe to ensure an orderly and uninterrupted transition of the Business from Ascensia to Buyer, including the continuation of commercial operations in a manner consistent with Performance Standards, including with respect to performance under Tender Contracts, IT and systems migration, CGM employee support, finance and operations support, regulatory compliance, and other agreed services, in each case, throughout the respective periods set forth below, subject to the terms and conditions set forth in this Agreement and the applicable Schedules attached hereto.

E.It is the goal of the Parties that the covenants, terms and conditions of the Purchase Agreement and this Agreement will support the preservation of the value of the Business, the preparation of the Business for transition to Buyer, and an orderly and uninterrupted transition of the Business from Ascensia to Buyer; provided, however, that nothing in these Recitals shall be deemed to expand or modify the Performance Standard or the scope of the Transition Services beyond those expressly set forth in this Agreement and the Schedules (together with any Ancillary Services).

NOW, THEREFORE, in consideration of the covenants, promises and representations set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

Article I
DEFINITIONS

All capitalized terms used but not specifically defined in this Agreement have the meanings assigned to them in the Purchase Agreement.

1.1	“Affiliates” shall have the meaning set forth in the Purchase Agreement.
1.2	“Ancillary Services” means activities inherently necessary to perform a Service expressly described in Schedules A – D attached hereto that do not otherwise materially increase scope, complexity, or cost and that are materially consistent with how such Services are currently being performed by Ascensia as of the Effective Date.
1.3	“Business” means Ascensia’s Eversense CGM business in the Selected Territories.
1.4	“Buyer Approver Overage” means CGM Direct Operating Costs in excess of the applicable line item in the Operating Budget but not exceeding [***].
1.5	“CGM Direct Operating Costs” means direct operating costs and expenses that are reasonably necessary to be incurred and are actually incurred in connection with the performance of the Transition Services or operation of the Business in the European Selected Territories, including, without limitation, third party vendor charges, logistics, tender fees, and travel (in accordance with Ascensia’s policies), but excluding personnel costs and any costs that are duplicative of items already captured within TSA Fees or otherwise not reasonably necessary for the performance of the Transition Services or operation of the Business in the European Selected Territories.
1.6	“Closing(s)” shall have the meaning as set forth in the Purchase Agreement.
1.7	“Collaboration Agreement” means that certain Amended and Restated Collaboration Agreement, dated as of the Effective Date, between the Parties, as it may be amended and/or further restated from time to time.
1.8	“Establishment Activities” means activities necessary for Buyer to establish operational control over, and conduct, the Business in Selected Territories, including entity formation, Tender Contract transfers, order to cash process establishment, CRM and IT transition, regulatory compliance, back-office set-up, and employee processes and onboarding.
1.9	“European Ascensia Affiliates” means Ascensia Diabetes Care Deutschland GmbH, Ascensia Diabetes Care Italy Srl., Ascensia Diabetes Care Spain SL., and Ascensia Diabetes Care Sweden AB.
1.10	“European Selected Territories” means Selected Territories other than the U.S.

1.11	“Excluded Territories” means Poland, Switzerland and all other geographies that are not Selected Territories.
1.12	“Force Majeure Event” means any event or circumstance beyond the reasonable control of the affected Party that prevents or delays performance of its obligations, despite the affected Party’s reasonable efforts to avoid or mitigate such event or circumstance. Force Majeure Events include, without limitation, acts of God; natural disasters; epidemics, pandemics, or public health emergencies; war, terrorism, civil unrest, or sabotage; governmental actions, orders, or changes in law; failures, interruptions, or shortages of utilities, telecommunications, or transportation; failures or delays of third-party service providers or vendors; widespread network or platform outages; technical disruptions, cyber incidents, or malware not caused by the affected Party’s breach of its obligations under this Agreement. For the avoidance of doubt, a Force Majeure Event shall excuse the affected Party’s performance and any associated service levels or timelines only to the extent and for the duration such performance is prevented or delayed by the Force Majeure Event, and the Buyer shall have no obligation to pay for Services not performed due to a Force Majeure Event.
1.13	“Intellectual Property” shall have the meaning set forth in the Purchase Agreement.
1.14	“Laws” means all applicable laws, rules, and regulations in the jurisdictions where the Services are performed; for cross-border data, the Parties will follow the DPA and agreed transfer mechanics.
1.15	“OTD” means Order-to-Delivery services.
1.16	“OTC” means Order-to-Cash services.
1.17	“Operating Budget” means the budget for CGM Direct Operating Costs attached as Exhibit 1.17, including any line-item overages within the Buyer Approver Overage or other exceptions pre-approved in writing by Buyer.
1.18	“Performance Standard” [***].
1.19	“Selected Territories” means the United States, Germany, Italy, Spain and Sweden.
Article II
SERVICES
2.1Transition Services. On the terms and subject to the conditions set forth in this Agreement, and in supporting the transfer, transition (in accordance with the Performance Standard), and subsequent operation, of the Business to and by Buyer pursuant to the terms and conditions set forth in the Purchase Agreement, commencing on the date of the Closing of the Purchase Agreement transactions in the U.S.,

Ascensia shall provide, independently or through other parties currently providing services to Ascensia, to Buyer all services reasonably necessary to operate the Business in accordance with the Performance Standard, as further described in Schedules A-D described below and attached hereto (collectively, the “Transition Services”). Ascensia shall provide those Transition Services expressly identified on the Schedules (together with any Ancillary Services) to support the operation of the Business in the European Selected Territories during the Term as contemplated by this Agreement in accordance with the Performance Standard. If the Parties mutually agree in writing to add a service inadvertently omitted from the Schedules that is reasonably encompassed within, or necessary to perform, the Transition Services and that is materially consistent with such service as performed as of the Effective Date in connection with the operation of the Business in the European Selected Territories (subject to Ascensia’s resource availability, applicable security, compliance, and policy requirements, and without additional fees, pass-through charges, or incremental costs to Buyer), Ascensia will provide such service as a Transition Service. Any service that constitutes a net-new service not reasonably contemplated by the Schedules shall be subject to mutual agreement of the Parties as to scope and applicable fees, if any. Transition Services shall include: (i) shared services set forth in Schedule A (“Shared Services”); (ii) employee support services set forth in Schedule B (“Employee Services”); (iii) the coverage and support of Ascensia’s BGM sales force as set forth in Schedule C (“BGM Services”); and (iv) tender maintenance and management services as further described in Schedule D (“Tender Management Services”). All Schedules shall be deemed incorporated into this Agreement. Notwithstanding the foregoing, the Parties agree that the Transition Services offered under this Agreement, for the amounts set forth in the schedules and subject to the Fee Cap, shall include provision of the following services in accordance with the Performance Standard: (i) order to cash services (including for 365 product if approved), and (ii) human resource services related to the Employee Services (in each case, with respect to the foregoing clauses (i)-(ii), to the extent offered by Ascensia in connection with the operation of the Business in the European Selected Territories as of the Effective Date. For the avoidance of doubt, the fees for OTC and OTD service line items are fully capped as set forth in the line items of the applicable Schedule, and shall not be subject to increase or adjustment except to the extent Buyer expressly requests in writing a change in the scope or delivery method of such services beyond those contemplated by the Schedules and the transition planned to effect the Purchase Agreement pursuant to Section 2.2. The inclusion of the 365 product or new tenders in such OTC and OTD services shall not constitute a change in scope, provided that Buyer does not request process changes causing a material increase in the cost of such service and that are not inherent in or reasonably required to compliantly perform the services for such inclusion.

2.2Change Order Process. Either Party may request to amend, modify, or add to the Transition Services or otherwise change the scope or timing of any Transition Service (each, a “Change Order”). The Parties shall discuss any proposed Change Order in good faith, and any Change Order mutually agreed in writing (including email) shall be deemed incorporated into this Agreement, provided, that subject to Section 2.1 and the terms of this Agreement, any additional service (i.e., a service that is not expressly listed in the Schedules and not encompassed within such services, required for the delivery of the services listed in the Schedules, or covered by Section 2.1), or any material addition, acceleration, expansion in volume, new geography, or new deliverable, shall be subject to mutually executed change order(s) setting forth scope, timing, and fees. Any additional or modified Transition Services requested by Buyer shall be priced consistently with the method of determining the fees, rates, and cost structure set forth in the Schedules, and Ascensia shall not increase fees or costs for existing Transition Services except as set forth in an applicable Schedule. No additional or modified Transition Services shall be charged by Ascensia without Buyer’s prior written approval. Changes apply prospectively only and do not retroactively reduce or abate fees for periods prior to the applicable effective date. Pre-scheduled activities, committed third-party spend, and in-flight projects identified by Ascensia and, in each case, are contractually non-cancellable, will continue through completion or may be canceled only with Buyer’s agreement to reimburse all reasonable, non-cancelable costs and expenses pre-approved by Buyer.

2.3Ongoing Transition and Cooperation. From the Closing until the expiration or termination of each of the Transition Services, the Parties shall collaborate in good faith to ensure that the Business in the European Selected Territories is operated in accordance with the Performance Standard (subject to the scope of Transition Services to be provided hereunder). For the existing tenders set forth on Schedule 2.3 attached hereto, Ascensia shall, subject to applicable Law and the terms, conditions and other limitations set forth in such existing tenders set forth on Schedule 2.3, in accordance with the Performance Standard, make Tender Management Services required to effectively service such tenders available until the earliest to occur of the following: (a) such Tender Contract is transferred to Buyer, (b) such Tender Contract expires in accordance with its terms, or (c) the termination or expiration of this Agreement.
2.4Ancillary Services. Ascensia shall provide only those Services expressly described in the Schedules, together with Ancillary Services, which shall constitute all services necessary to conduct the business in accordance with the Performance Standard. Other than as it relates to OTC and OTD services and to the extent Buyer is not requesting changes to Ascensia’s current OTC and OTD processes which are not inherent in or reasonably required to compliantly perform such OTC and OTD processes for their purpose, where such changes are provided, any material additions, accelerations, expansions in volume, new geographies, or new deliverables not related to effecting the transition contemplated by the Purchase Agreement require a mutually executed change order. Ascensia shall use commercially reasonable efforts to evaluate, accept and accommodate requests but shall have no obligation to accept any change absent a signed change order on agreed commercial terms.
2.5IP Maintenance Pending Transfer. In the event there is any delay between the acquisition of assets by Buyer and the completion of the transfer or assignment of any intellectual property rights from Ascensia to Buyer that is required under the terms of the Purchase Agreement, Ascensia shall, during such interim period, continue to maintain, protect, and preserve such intellectual property rights in accordance with the Performance Standard, including the payment of maintenance fees, filing of renewals, and taking reasonable actions to prevent any loss, abandonment, or impairment of such rights. All reasonable costs and expenses of any kind incurred by Ascensia in connection with such maintenance shall be promptly reimbursed by Buyer. Parties shall cooperate in good faith to facilitate and complete the transfer of such intellectual property rights as promptly as practicable.
2.6Consents. Ascensia will use commercially reasonable efforts obtain, maintain and remain in compliance, consistent with the Performance Standard, with those consents, licenses, sublicenses, permits, permissions or approvals that are required in connection with Ascensia’s performance of the Transition Services. Any consents, licenses, sublicenses, permits, permissions or approvals (i) required solely for Buyer’s post-Closing operations or compliance or (ii) not fundamental to the provision of the Transition Services (including, for example, consents relating to Buyer’s marketing, customer communications, or data use) and that Ascensia would not need to obtain or maintain but for the provision of Transition Services (“Buyer Consents”) will be obtained and maintained at Buyer’s sole cost and expense, subject to prompt reimbursement by Buyer upon written request. Ascensia will in accordance with the Performance Standard, at Buyer’s cost where applicable, assist with obtaining Buyer Consents. Ascensia is not liable for failure, delay or conditions in obtaining or maintaining any Buyer Consent where it obtains or maintains such Buyer Consent in accordance with the Performance Standard, and no such failure constitutes a breach by Ascensia or obligates Ascensia to provide alternatives. Where permitted, Buyer will be the applicant/contracting party; if a Buyer Consent must be held by Ascensia, Buyer will bear and promptly reimburse Ascensia for all related fees, costs and third‑party charges. To the extent any such items (a) are newly required following the Closing(s) to provide the Transition Services or (b) cause Ascensia to incur incremental fees to enable Buyer to receive the Transition Services, Buyer shall be responsible for such incremental costs. For the avoidance of doubt, Ascensia shall not be liable for any failure to obtain such consents, licenses, sublicenses, permits, permissions or approvals to the extent Ascensia performed in accordance with Performance Standard to obtain them.

2.7Access to IT Infrastructure. Ascensia shall provide Buyer and its employees, representatives or independent contractors with reasonable access to Ascensia’s IT systems, applications, network, software, equipment, computer, files or data necessary (collectively, “Ascensia IT Infrastructure”) to receive the Transition Services and to conduct the Business until [***], and [***], exercisable upon written notice to Ascensia provided no later than [***], to extend such access through [***] on the same terms and at the same cost. Such access shall be granted in a timely manner, and Buyer shall conform, and cause its applicable employees and independent contractors to conform, to all policies and procedures of Ascensia concerning Ascensia IT Infrastructure that were applicable in the Business prior to the Effective Date or that Ascensia otherwise makes known to Buyer. Ascensia may suspend access to the Ascensia IT Infrastructure on notice where necessary to address a bona fide security or legal concern and will work diligently to restore access after remediation.
2.8Delays; Cost Recovery. If, in the course of providing any Transition Services, any delay, rework, or material increase in the cost of performing the Transition Services occurs as a result of a Party’s acts or omissions (including any failure to provide necessary information, approvals, or access) in breach of the terms of this Agreement or otherwise in a manner that obstructs the other Party from performing its obligations or exercising its rights under this Agreement, the Parties shall negotiate in good faith an equitable adjustment to the applicable timelines, service levels, and fees for the affected Services to the extent necessary to reflect such delay, rework, or increased cost. Notwithstanding the foregoing, (i) if any such delay, rework, or material increase in cost is caused by Ascensia, Buyer shall promptly notify Ascensia in writing, and Ascensia shall have a period of [***] after Buyer’s written notice to remedy the delay or deficiency, and (ii) if any such delay, rework, or increased cost is caused by Buyer and does not exceed the Breach Threshold, Ascensia shall promptly notify Buyer in writing, and Buyer shall have a period of [***] after Ascensia’s written notice to remedy the delay or deficiency. If either Party fails to remedy within [***], the Parties shall discuss in good faith, for a period of no longer than [***], an equitable adjustment to the applicable timelines, service levels, and fees. If, after such [***], the Parties are unable to agree on such equitable adjustment, and Buyer is the cause of such delay, rework, or material increase in cost, Ascensia may suspend the affected Transition Service(s) upon written notice thereof to Buyer, without liability, and Buyer shall use commercially reasonable efforts to remedy the delay or rework and pay for such Transition Services provided through the effective time of such suspension or termination and all reasonable, non-cancelable costs related thereto. If, after such [***], the Parties are unable to agree on such equitable adjustment, and Ascensia is the cause of such delay, Ascensia shall, to the extent possible using commercially reasonable efforts, complete the affected Transition Services at no additional cost to Buyer, and the applicable timeline and service levels shall be automatically extended to the extent reasonably necessary to account for any such delay or rework. If Buyer breaches the Collaboration Agreement in a manner that impairs, causes rework of, increases the cost by more than [***] (“Breach Threshold”) of, or materially delays Ascensia’s provision of any Transition Services under this Agreement, Ascensia shall promptly notify Buyer in writing, and Buyer shall have a period of [***] after Ascensia’s written notice to either (A) remedy the breach, delay, or deficiency within [***], or (B) agree in writing to reimburse Ascensia for the reasonable, non-cancelable costs necessary to continue the affected Transition Service. If Buyer fails to do either within [***], Ascensia may then suspend or terminate the specific affected Service upon further written notice to Buyer, and notwithstanding anything to the contrary in this Agreement, [***].
2.9Development of the Business. For the avoidance of doubt, for purposes of this Agreement, the Transition Services shall be provided in accordance with the Performance Standard. Notwithstanding anything to the contrary in this Agreement, Ascensia is providing the Tender Management Services to provide continuity of the Business through no later than [***], including, but not limited to, pursuing new tender awards and an update of approvals or tenders for Eversense 365, pursuant to and in accordance with the applicable provisions of Schedule D (other than with respect to (i) declined regulatory services for Eversense 365, or (ii) sales force services with respect to Eversense 365).

Article III
FEES AND EXPENSES
3.1Fees. In consideration of the Transition Services, Buyer shall pay the fees set forth in the Schedules (the “TSA Fees”) solely for Transition Services provided by Ascensia. The fees in this Agreement shall be calculated with an effective date from [***]; provided, however that all fees in this Agreement related to Ascensia’s obligations in respect of New Tenders (as defined on Schedule D) shall be calculated with an effective date from [***]. [***]. If the scope [***], duration, or timing of the Transition Services is modified at Buyer’s request or with Buyer’s consent, including as a result of any extension or addition of Transition Services, the Parties shall in good faith agree to make an appropriate pro rata adjustment to the Fee Cap to reflect such extension or additional services. [***]. For the period from [***] of the transfer of the Business in each European Selected Territory, CGM Direct Operating Costs for such Selected Territory shall be billed together with the TSA Fee and [***].
(a)Service Reduction, Elimination and Proration. Buyer may, at any time, elect to reduce or discontinue any Transition Service, in whole or in part, upon written notice to Ascensia. If the discontinued Transition Service is reasonably necessary for the continued performance of another Transition Service, Ascensia shall promptly notify Buyer in writing and identify the impacted services to the extent reasonably foreseeable. If Buyer elects to proceed with discontinuation after such notice, Ascensia shall have no liability for any resulting impact on the dependent services. Fees for any reduced or discontinued Transition Service shall be adjusted prospectively on a prorated basis, effective on [***] following not less than [***] prior written notice during the Term, using the applicable fixed fee in the Schedule. Proration does not apply to pre-scheduled activities, committed third-party spend, or in-flight projects, which, in each case, are contractually non-cancellable, unless Buyer agrees to reimburse associated pre-approved, reasonable non-cancelable third-party costs.
(b)CGM Direct Operating Costs. In conjunction with Ascensia’s covenant to operate the business in accordance with the Performance Standard, in addition to the TSA Fees, subject to the budget covenant and related provisions below, [***] to perform the Services and to operate the Business in the European Selected Territories prior to the applicable Closings, [***]. The Business in the European Selected Territories shall be conducted in accordance with the Performance Standard. [***]. Ascensia (i) shall provide monthly updates, consistent with its normal reporting timing, on actuals against budget, and (ii) [***].

[***] Services rendered prior to the Effective Date in anticipation of this Agreement shall be included on the next monthly invoice. Buyer shall have the right to review supporting documentation for all CGM Direct Operating Costs.

3.2Taxes. All amounts payable under this Agreement will exclude all applicable sales, use and other taxes and all applicable export and import fees, customs duties and similar charges. Buyer will be responsible for payment of all such taxes (other than taxes on the income of Ascensia resulting from its provision of the Transition Services ), fees, duties and charges, and any related penalties and interest, arising from the payment of any fees hereunder or the delivery of Transition Services.
Article IV
INTELLECTUAL PROPERTY
4.1Ownership. Except as expressly set forth in this Agreement, neither Party will gain any rights of ownership or title of any of the other Party’s Intellectual Property. The Parties intend that (a) in the course of providing the Transition Services, Ascensia will not be creating, developing or reducing to practice any material works of authorship, inventions, software, technology or ideas; and (b) Ascensia shall retain all of its rights, title and interest in and to all of its tools, methodologies, software, templates, processes, know-how, and other intellectual property used by Ascensia to provide the Transition Services (“Ascensia Background IP”), including without limitation, all Intellectual Property rights therein. During the Term, Ascensia grants Buyer (and its Affiliates) a non-exclusive, royalty-free, worldwide license to use Ascensia Background IP solely (a) if such Ascensia Background IP is incorporated or embodied in the Transition Services provided, and (b) to the extent necessary to receive and use the Transition Services for the operation of the Business. No grant of rights with respect to, or assignment of, Ascensia Background IP or improvements thereto is intended or implied. Notwithstanding the foregoing, to the extent any copyrightable works, documentation, reports, analyses, or other intellectual property are first created by Ascensia solely in the course of providing the Transition Services and are not and do not otherwise consist of or relate to the Ascensia Background IP (“Service IP”), Ascensia hereby grants Buyer, a perpetual, irrevocable, non-exclusive, worldwide, royalty-free license (with the right to sublicense to its Affiliates) to use, reproduce, distribute, display, and create derivative works of any such Service IP; provided that such license (i) excludes any Ascensia trademarks, trade names, logos, or branding; (ii) does not include any third-party intellectual property or licenses; (iii) is limited to Service IP created solely for Buyer in connection with the Transition Services; and (iv) includes only those rights necessary for Buyer to receive and use the Transition Services to operate the Business. Except as expressly granted herein, no other rights, licenses, or permissions to any intellectual property of Ascensia or its Affiliates are granted by implication, estoppel, or otherwise.
4.2License to Perform. During the Term, Buyer grants to Ascensia a worldwide, nonexclusive, royalty-free, fully paid up, nontransferable, non-sublicensable (except to independent contractors or Affiliates performing hereunder on Ascensia’s behalf) license of its Intellectual Property solely as reasonably necessary to perform the Transition Services.
Article V
COVENANTS
5.1Compliance with Laws. Ascensia, at its own expense, will comply, in all material respects, with the provisions of all applicable municipal requirements and those state and federal laws that may be applicable to the performance of this Agreement, including the performance of the Transition Services hereunder. Notwithstanding anything to the contrary in this Agreement or in the Schedule(s) attached hereto, nothing in this Agreement or the Schedules hereto shall require any Party to take any action not in compliance with all applicable laws.

5.2Performance. Except as otherwise expressly provided herein, Ascensia shall perform the Transition Services in accordance with the Performance Standard, subject to applicable Law. Where Buyer provides written directives specifying a lower or modified standard, Ascensia shall implement such directives to the extent legally permissible and feasible; provided, however, that Ascensia shall have no liability for any resulting degradation in service levels to the extent attributable to such directives; provided, further, that the allocation of liability for all Buyer-directed actions is governed by Section 8.2. Notwithstanding the foregoing, any pricing decisions for the Products under this Agreement shall be subject to the Parties’ existing agreements and in compliance with applicable law.
5.3Personnel. Ascensia agrees that the Transition Services to be performed by it or on its behalf will be performed by individuals in a manner providing quality at standards consistent with the provisions of Section 5.2.
5.4Books and Records. All financial records regarding Transition Services shall be maintained in accordance with Ascensia’s current accounting policies, consistently applied. Ascensia shall provide Buyer with status and financial reporting at a commercially reasonable cadence aligned with Ascensia’s standard close process, limited to information reasonably available without bespoke system changes. Month-end reporting shall be provided within [***].
5.5Data. Each Party shall process Personal Data in accordance with applicable Law and the Data Processing Agreements executed between the Parties. Ascensia shall provide Buyer with copies or extracts of data reasonably necessary for Buyer’s operation of the CGM business, subject to (i) lawfulness, (ii) confidentiality and third party rights, and (iii) technical feasibility. Ascensia shall use commercially reasonable efforts consistent with Performance Standard to obtain necessary third-party rights and consents; however, Ascensia shall have no obligation hereunder or otherwise be liable where such consents cannot be obtained despite such efforts. Where Ascensia must retain certain data to comply with Law or this Agreement, Ascensia will treat such data as Confidential Information and will securely delete it when retention is no longer required. Notwithstanding anything to the contrary, nothing in this Agreement requires Ascensia to disclose, provide access to, transfer, or otherwise make available any data, information, databases, models, algorithms, know-how, or other materials that are proprietary to Ascensia, relate to Ascensia’s businesses other than the CGM business, are not reasonably necessary for Buyer’s receipt or use of the Transition Services, or disclosure of which would violate applicable Law, contractual obligations to third parties, or data privacy/security policies. For the avoidance of doubt, Ascensia may provide extracts or anonymized/aggregated versions of data to the extent necessary to deliver the Transition Services while preserving the foregoing. Buyer acknowledges and agrees that Ascensia retains all right, title, and interest in and to any such excluded data and materials.
Article VI
TERM AND TERMINATION
6.1Term.
(a)Ascensia shall provide the Transition Services through the dates set forth in the applicable Schedules (the “Initial Term”). For clarity, (i) Shared Services in Schedule A end on [***] (except as may be extended, hereunder and except in respect of any administrative support, or human resources services which shall terminate immediately upon each applicable Closing in the Selected Territories); and (ii) Employee Services in Schedule B and any BGM-related services in Schedule C end on [***], in each case unless earlier terminated in accordance with this Agreement or unless extended as contemplated by the applicable schedule or the terms of this Agreement; and (iii) Tender Management Service in Schedule D shall continue until [***]. Any extension of any Transition Service beyond the applicable end date (except any extension by notice from Buyer where permitted under this Agreement in accordance with Schedule A) shall be subject to the mutual written agreement of the Parties in accordance with the terms of this Agreement, with Buyer providing not less than [***] written notice prior to the end of the applicable Term and shall include alignment on scope, service levels, and fees. In the case of Shared Services on Schedule A, such services may be extended by Buyer providing notice of extension no later than [***] at the same cost and rates until [***].
(b)Extension by Buyer. To the extent a Schedule expressly provides that a Transition Service may be extended for a specified period at the same terms and cost, upon written notice to Ascensia of not less than [***] prior to the end of the applicable Term, or in the case of Shared Services on Schedule A no later than [***], notifying Ascensia of Buyer’s request to extend and the term of such extension, such Transition Service shall continue for the extension period as mutually agreed between the Parties (except where agreement is not required in accordance with Section 6.1(c) or Schedule A). For all other Transition Services, Buyer may, in its sole discretion and for any reason, elect to extend the term beyond the Initial Term set forth in the applicable Schedule (each such extension, an “Optional Extension Term” and together with Initial Term, “Term”) by providing written notice to Ascensia prior to the expiration of the then-current term. Ascensia shall continue to perform the applicable Transition Services during any Optional Extension Term in accordance with this Agreement.
(c)Automatic Extension. Unless otherwise set forth in a Schedule, the term of any Transition Service shall automatically extend, without further action by Buyer, for as long as Ascensia has not completed the applicable Transition Service or has otherwise failed to meet its obligations under this Agreement (including where completion or timely performance is delayed, in whole or in part by, (i) act, omission, fault, negligence or delay of Ascensia, or (ii) any Force Majeure Event affecting Ascensia); provided, that any such failure does not relate to or arise out of any action or inaction of Buyer or its Affiliates.
6.2Termination of Transition Services.
(a)Buyer may terminate any individual Transition Service (or all Transition Services), or reduce the scope thereof, for convenience upon not less than [***] prior written notice, effective on [***] at least [***] after such notice; provided, however, that any such termination or reduction that would reasonably be expected to (a) adversely affect, impair, render it more difficult or impossible to provide, or delay, in each case materially, Ascensia’s ability to perform any other Transition Service (including without limitation, interdependent Transition Services identified in the Schedules), (b) result in stranded, committed, non-cancelable third-party costs or expenses incurred by Ascensia in connection with the Transition Services, in which case Buyer shall be responsible for and shall reimburse Ascensia for such third-party costs or expenses, or (c) would reasonably be expected to cause Ascensia to breach applicable Law or third party contractual requirements, shall be effective only with Ascensia’s prior written consent. Termination for convenience shall not apply to pre-scheduled activities, committed third-party spend, or in-flight projects identified by Ascensia and which, in each case, are contractually non-cancellable, unless Buyer agrees to reimburse reasonable, non-cancelable costs and expenses. Once a Transition Service has been terminated Buyer, Parties agree that Buyer has no right to have such terminated Transition Service reinstated or added back to this Agreement.
(b)This Agreement may be terminated by the mutual written consent of Ascensia and Buyer.

(c)Either Party may terminate this Agreement with immediate effect by notice in writing to the other Party, if the other Party is in material breach of any of its obligations under this Agreement and (if the breach is capable of remedy) has failed to remedy the breach within [***] of receipt of notice in writing. Termination for cause shall be without prejudice to accrued rights and obligations, including payment of Fees and CGM Direct Operating Costs incurred through the effective date of termination; provided, further than in no event shall any Term extend beyond [***] in respect of Schedule B and Schedule C, except for Schedule D and supporting terms which shall extend to the later of the date the last Tender Contract expires or is transferred to Buyer.
(d)Notwithstanding termination of this Agreement and Section 6.3, obligations under Schedule D (and any necessary provisions of this Agreement required to fulfill such obligations under Schedule D) that are permissible by applicable Law survive solely for such tenders where Ascensia is the contracting counterparty and only to the extent necessary to comply with tender obligations; promotional or demand-generation activities are excluded.
6.3Effect of Termination. Upon termination of this Agreement for any reason, all rights and obligations of the Parties under this Agreement will cease and be of no further force or effect, except that Sections 3.1, 4.1, 5.4 through 5.5, 6.2(d), 6.3, 7, Article VIII and Article IX and any accrued but unpaid payment obligations survive.
Article VII
CONFIDENTIALITY
7.1Ownership of Confidential Information. Each Party acknowledge that during the performance of this Agreement, each (a “Receiving Party”) may have access to certain of the Confidential Information of the other (each a “Disclosing Party”) or Confidential Information of third parties that the Disclosing Party is required to maintain as confidential. The Receiving Party agrees, as between it and the Disclosing Party, that all items of Confidential Information are proprietary to the Disclosing Party and will remain the sole property of the Disclosing Party. “Confidential Information” shall mean all written or oral information, disclosed by either Party to the other, related to the operations of either Party or a third party that has been identified as confidential or that by the nature of the information or the circumstances surrounding disclosure ought reasonably to be treated as confidential.
7.2Mutual Confidentiality Obligations. Without limiting either Party’s rights under the Purchase Agreement, each Receiving Party agrees as follows: (i) to use Confidential Information disclosed by the Disclosing Party only for the purposes of Receiving Party’s performance under this Agreement or as necessary for the Receiving Party to exercise its rights under this Agreement; (ii) Receiving Party will not reproduce Confidential Information of the Disclosing Party, and will hold in confidence and use reasonable commercial efforts to protect such Confidential Information from dissemination to, and use by, any third party, except as expressly permitted by this Agreement; (iii) Receiving Party will not create any derivative work from the Disclosing Party’s Confidential Information, except as expressly permitted by the Agreement; (iv) Receiving Party will restrict access to the Disclosing Party’s Confidential Information to such of its personnel, agents, contractors and/or consultants, if any, who have a need to have access and who have been advised of and have agreed in writing to treat such information in accordance with the terms of this Agreement; (v) Ascensia may disclose Buyer Confidential Information to its Affiliates and subcontractors as reasonably necessary to perform the Services, subject to confidentiality obligations at least as protective as those herein; and (vi) to return or destroy all of the Disclosing Party’s Confidential Information in its possession upon termination or expiration of this Agreement, except with respect to the foregoing clause (vi), to the extent such Confidential Information is contained in backup systems or media in the ordinary course pursuant to bona fide record retention policies.

7.3Confidentiality Exceptions. Notwithstanding the foregoing, the provisions of Sections 7.1 and 7.2 will not apply to Confidential Information that (i) is publicly available or in the public domain at the time disclosed; (ii) is or becomes publicly available or enters the public domain through no fault of the Receiving Party; (iii) is rightfully communicated to Receiving Party by persons not bound by confidentiality obligations with respect thereto; (iv) is already in Receiving Party’s possession free of any confidentiality obligations with respect thereto at the time of disclosure; (v) is independently developed by Receiving Party without reference to the Disclosing Party’s Confidential Information; or (vi) is approved for release or disclosure by the Disclosing Party without restriction. Receiving Party may disclose Confidential Information to the limited extent necessary: (A) to comply with applicable law, including any order of a court or competent jurisdiction or other governmental body having authority over the Receiving Party, provided that the Receiving Party will first have given notice to Disclosing Party and reasonably cooperated, at the Disclosing Party’s request and expense, with any efforts to obtain a protective order; or (B) to establish Receiving Party’s rights under this Agreement, including to make such court filings as it may be required to do. The limited disclosure exception stated above in this Section 7.3 will not defeat the confidential status of the disclosed Confidential Information pursuant to this Section.
7.4Notwithstanding anything to the contrary herein, Ascensia may use aggregated, de-identified operational data derived from Service delivery for internal analytics, service improvement, and benchmarking, provided such use does not identify Buyer or disclose Buyer Confidential Information or use any Buyer Confidential Information for any purpose competitive with the business of Buyer.
Article VIII
WARRANTY DISCLAIMER AND
LIMITATION OF LIABILITY
8.1Warranty Disclaimer. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, THE SERVICES, DELIVERABLES, DOCUMENTATION AND ANY OTHER MATERIALS OR INFORMATION PROVIDED BY ASCENSIA UNDER THIS AGREEMENT ARE PROVIDED “AS IS” AND “AS AVAILABLE.” TO THE MAXIMUM EXTENT PERMITTED BY LAW, ASCENSIA DISCLAIMS ALL WARRANTIES, CONDITIONS, AND REPRESENTATIONS, WHETHER EXPRESS, IMPLIED, STATUTORY, OR OTHERWISE, INCLUDING ANY IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT, SATISFACTORY QUALITY, TITLE, AND ANY WARRANTIES ARISING OUT OF COURSE OF DEALING, USAGE, OR TRADE PRACTICE. ASCENSIA DOES NOT WARRANT THAT THE SERVICES OR DELIVERABLES WILL BE UNINTERRUPTED, ERROR-FREE, SECURE, OR THAT THEY WILL MEET BUYER’S REQUIREMENTS OR ACHIEVE ANY PARTICULAR RESULTS. ASCENSIA MAKES NO WARRANTY AS TO ACCURACY, COMPLETENESS, TIMELINESS, OR RELIABILITY OF ANY DATA OR OUTPUTS GENERATED BY OR THROUGH THE SERVICES, NOR ANY THIRD-PARTY PRODUCTS, SERVICES OR CONTENT, AND DISCLAIMS ALL LIABILITY ARISING THEREFROM. BUYER ACKNOWLEDGES THAT NO ADVICE OR INFORMATION, WHETHER ORAL OR WRITTEN, OBTAINED FROM ASCENSIA OR THROUGH THE SERVICES WILL CREATE ANY WARRANTY NOT EXPRESSLY STATED IN THIS AGREEMENT.
8.2Buyer-Directed Actions; Allocation of Responsibility. Notwithstanding anything to the contrary in this Agreement (including any Schedule), Ascensia shall have no liability whatsoever to Buyer or any third party for any losses, damages, costs, expenses, claims, penalties, or liabilities of any kind (collectively, “Losses”) to the extent arising from actions or inactions taken by Ascensia in the course of providing Transition Services to the extent such actions or inactions (a) were taken at the direction or request of Buyer or its Affiliates and such direction or request was inconsistent with Ascensia’s past practice in performing the applicable services prior to the Closing Date or (b) arose from Buyer’s failure to perform any action reasonably requested by Ascensia in writing pursuant to a written notice delivered to Ken Horton and Rick Sullivan, that it is reasonably necessary to performance the Transition Services, and such action is necessary to perform any Transition Service hereunder. Ascensia shall remain responsible, however, for Losses resulting from failure to notify Buyer within [***] of any action Buyer was required to perform. Buyer shall be solely responsible for, and shall bear and discharge, all such Losses directly caused by such failure or its inconsistent directions. For the avoidance of doubt, this Section 8.2 applies regardless of any service levels, standards, or obligations that might otherwise be applicable under this Agreement, and prevails over any conflicting provision herein.
8.3Limitation of Liability; Non-Recourse Parties. As between the Parties, the sole and exclusive remedy for any and all claims, disputes, or causes of action arising out of or relating to this Agreement, and the Services contemplated hereunder, shall be pursuant to the applicable indemnification provisions set forth in Section 7 of the Purchase Agreement, and any such indemnification shall be pursued solely in accordance with, and subject to, the Threshold Amount, General Cap, Transaction Cap, procedures, limitations (including without limitation, time and liability limitations and damage waivers), and other terms and conditions contained in Section 7 of the Purchase Agreement. The General Cap and/or Transaction Cap, as and if applicable, and all other limitations on liability applicable to the Parties with respect to this Agreement are set forth in the Purchase Agreement and shall govern and control with respect to any claim, dispute or cause of action arising out of this Agreement, the Services or the other transactions contemplated hereunder. Notwithstanding the foregoing, nothing in this Agreement shall limit or restrict either Party’s right to seek equitable, non-monetary relief, including specific performance and injunctive relief; provided, however, that no form of equitable relief may be sought or used to circumvent or negate the exclusive monetary remedy, caps, baskets, procedures, limitations (including without limitation, any liability limitations and damage waivers contained in Section 7 of the Purchase Agreement.
8.4For clarity, nothing in this Agreement excludes or limits any warranty or liability that cannot be excluded or limited under applicable Law.

Article IX
MISCELLANEOUS
9.1Independent Entities. In providing the Transition Services hereunder, each of the Parties will act solely as an independent contractor and nothing in this Agreement will constitute or be construed to be or create a partnership, joint venture, or principal/agent between Ascensia, on the one hand, and the Buyer, on the other, and neither Party shall enter into any agreement or commitment which is binding on the other.
9.2Headings. Article and Section headings in this Agreement are included in this Agreement for convenience of reference only and shall in no way restrict or affect the interpretation of any provision hereof.
9.3Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which shall, taken together, be considered one and the same agreement.
9.4Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to the choice-of-law provisions thereof.

9.5Dispute Resolution. In the event of any dispute, controversy, or claim arising out of or relating to this Agreement or the performance, breach, termination, or validity hereof (a “Dispute”), the Parties shall use good faith efforts to resolve any Dispute between designated officers of the Parties within [***] of notice of such Dispute. If the Parties are unable to resolve the Dispute through the negotiation as detailed above, then the Parties shall submit the Dispute to binding arbitration administered by the International Centre for Dispute Resolution in accordance with its International Arbitration Rules. A single, impartial arbitrator mutually acceptable to the Parties shall conduct the arbitration. The location of the arbitration shall be in New York, New York. The Parties shall bear the costs of arbitration equally and shall bear their own expenses, including professional fees. The arbitrator’s decision shall be binding, final and non-appealable (absent manifest error). Any court having jurisdiction thereof may enter judgment upon the award rendered by the arbitrator. This Section 9.5, however, shall not be construed to limit or to preclude either Party from bringing any action in any court of competent jurisdiction for injunctive or other provisional relief as necessary or appropriate. The arbitration proceeding will be confidential and the arbitrator shall issue appropriate protective orders to safeguard each Party’s confidential information. Except as required by applicable Laws, including without limitation United States securities laws, no Party shall make (or instruct the arbitrator to make) any public announcement with respect to the proceedings or decision of the arbitrator without prior written consent of the other Party. The existence of any Dispute submitted to arbitration, and the award, shall be kept in confidence by the Parties and the arbitrator, except as required in connection with the enforcement of such award or as otherwise required by applicable Laws.
9.6No Third Party Beneficiaries. This Agreement is not intended to confer upon any Person other than the Parties hereto any rights or remedies hereunder; provided, however, that each Party’s Affiliates (and their respective directors, officers, employees and representatives)_shall be deemed third-party beneficiaries of the other Party’s obligations under this Agreement, and the enforcing Party may enforce such obligations on their behalf.
9.7Assignment. No Party may assign this Agreement without the express prior written consent of the other Party; provided, however, that either Party may assign this Agreement in connection with a merger, acquisition, or sale of all or substantially all of such Party’s assets; provided, however, that Buyer may not assign to an Ascensia competitor or to any Person reasonably likely to impair Ascensia’s ability to perform without Ascensia’s prior written consent (not to be unreasonably withheld). Transition of Services to Buyer or its third-party vendors shall follow a mutually agreed transition plan at Buyer’s cost with reasonable advance notice and shall not require Ascensia to transfer any Ascensia Background IP or proprietary tools. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns.
9.8Entire Agreement/Amendment. This Agreement, the DPA and the Purchase Agreement constitute the entire agreement between the Parties with respect to the subject matter of this Agreement and supersedes all prior written and oral agreements between the Parties regarding the subject matter of this Agreement. No amendment or waiver of compliance with any provision hereof or consent pursuant to this Agreement shall be effective unless evidenced by an instrument in writing signed by the Party against whom enforcement of such amendment, waiver, or consent is sought.
9.9Severability. If any provision of this Agreement is found to be illegal or unenforceable, the other provisions shall remain effective and enforceable to the greatest extent permitted by law.
9.10Other Agreements. Nothing contained in this Agreement is intended to amend or modify in any respect the rights and obligations of the Parties to the Purchase Agreement and in the event of any conflict between this Agreement (including the Schedule(s)), on the one hand, and the Purchase Agreement, on the other hand, the Purchase Agreement shall control. Further, nothing contained in this Agreement is intended to amend or modify in any respect the rights and obligations of the Parties to the Collaboration Agreement and in the event of any conflict between this Agreement (including the Schedule(s)), on the one hand, and the Collaboration Agreement, on the other hand, this Agreement shall control.
9.11Force Majeure. A Party will not be liable to the other for any delay or failure of such Party to perform its obligations hereunder due to a Force Majeure Event, provided that the affected Party uses commercially reasonable efforts to mitigate such Force Majeure Event. A Force Majeure Event does not entitle either Party to an automatic extension of Services or require Ascensia to provide Services without compensation. Further, any continuation requires mutual written agreement among the Parties hereto, including without limitation, with respect to any fee adjustments.
9.12Specific Performance. Each of the Parties acknowledges and agrees that the other Party would be damaged irreparably and suffer unreasonable hardship in the event that any term or provision of this Agreement is not performed in accordance with its specific terms or is otherwise breached or violated. Accordingly, each of the Parties agrees that, without posting bond or other undertaking, the other Party will be entitled to an injunction or injunctions to prevent breaches or violations of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof and thereof in any claim instituted in any court with jurisdiction over the Parties or their assets in addition to any and all other rights and other remedies at law or in equity and all such rights and remedies will be cumulative. Each of the Parties further agrees that, in the event of any action for specific performance in respect of such breach or violation, it will not assert the defense that a remedy at law would be adequate or that the balance of hardships between the Parties makes an equitable remedy unwarranted.
9.13No Strict Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the Parties hereto, and no presumption or burden of proof will arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement.
9.14Order of Precedence; Schedule Control. In the event of a conflict between this Agreement and any Schedule, the more specific terms of the applicable Schedule control for the Services described therein; provided, the limitation of liability, intellectual property, confidentiality and payment terms in the main body of the Agreement prevail unless the applicable Schedule expressly states otherwise.

[Signature page on next page.]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed as of the day and year first above written.

Senseonics, Incorporated

By: /s/ Timothy T. Goodnow, Ph.D.

Name: Timothy T. Goodnow, Ph.D.

Title: President and CEO

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Ascensia Diabetes Care Holdings AG

(two signatories required)

By:

Name: Koichiro Sato

Title: Chief Executive Officer

Ascensia Diabetes Care Holdings AG

(two signatories required)

By:

Name: Marieke Jansen

[Signature Page to Transition Services Agreement]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed as of the day and year first above written.

Senseonics, Incorporated

By:

Name:

Title:

---------------------

Ascensia Diabetes Care Holdings AG

(two signatories required)

By: /s/ Koichiro Sato

Name: Koichiro Sato

Title: Chief Executive Officer

Ascensia Diabetes Care Holdings AG

(two signatories required)

By: /s/ Marieke Jansen

Name: Marieke Jansen

[Signature Page to Transition Services Agreement]

SCHEDULE A
Shared Services

[***]

SCHEDULE B
Employee Services

[***]

SCHEDULE C
BGM Sales Force Coverage

[***]

SCHEDULE D
Tender Management Services

[***]